Exhibit 10.2
GUARANTEE OF JT INTERNATIONAL HOLDING B.V.
This Deed of Guarantee (this “Guarantee”), is made and entered into as of 20 February 2008 by JT International Holding B.V., a company organized under the laws of The Netherlands (the “Guarantor”), in favor of R. J. Reynolds Tobacco C.V., a limited partnership organized under the laws of The Netherlands (together with its successors and assigns, the “Guaranteed Party”).
1. Guarantee.
a)	To induce the Guaranteed Party to enter into the Valuation Payment Settlement Agreement made on 20 February 2008 with Gallaher Limited, a corporation organized under the laws of England and Wales (together with its successors and assigns, “Gallaher”) (the “Agreement”), the Guarantor absolutely, unconditionally and irrevocably as a primary obligation guarantees to the Guaranteed Party the prompt payment when due, subject to any applicable grace period, of all payment obligations of Gallaher to the Guaranteed Party arising under the Agreement (the “Obligation”).

b)	The Guarantor agrees that, if and whenever Gallaher shall be in default in the payment when due of any amount payable under the Agreement, it shall pay all such amounts then payable by Gallaher, as though the Guarantor instead of Gallaher was expressed to be the principal debtor under the Agreement.

c)	The obligations and liabilities of the Guarantor to the Guaranteed Party under this Guarantee are as principal obligor and not merely as surety, with the intention that, if any amount guaranteed under this Guarantee is not recoverable on the basis of a guarantee, it will be recoverable on the basis of an indemnity.

d)	Notwithstanding anything herein to the contrary, the Guarantor shall not at any time be required to make payment under this Guarantee in excess of the amount then outstanding as due and payable under the Agreement, taking account of any and all payments received by the Guaranteed Party under the Agreement or this Guarantee as at that date.
2. Nature of Guarantee.
a)	The Guarantor’s obligations hereunder are continuing obligations and shall not be affected by (i) the existence, validity, enforceability, perfection or extent of any collateral therefore, (ii) any enforcement of, or failure to enforce any of, the provisions of the Agreement, (iii) the liquidation, dissolution, reconstruction or amalgamation or bankruptcy of Gallaher or the Guarantor, or (iv) by any other circumstance relating to the Obligation that might otherwise constitute a legal or equitable discharge of, or defense to, the Guarantor not available to Gallaher.

b)	The Guarantor agrees that the Guaranteed Party may resort to the Guarantor for payment of the Obligation whether or not the Guaranteed Party shall have resorted to any collateral therefore or shall have enforced the Agreement or proceeded against Gallaher with respect to the Obligation.

c)	The Guaranteed Party shall not be obligated to file any claim relating to the Obligation in the event that Gallaher becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder.

d)	This Guarantee shall remain in full force and effect and shall be binding on the Guarantor until the Obligation has been satisfied in full. In the event that any payment to the Guaranteed Party in respect of the Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligation as if such payment had not been made.

e)	The Guarantor reserves the right to (i) set-off against any payment owing hereunder any amounts due and owing by the Guaranteed Party to Gallaher; and (ii) assert defenses which Gallaher may have to payment of any Obligation other than defenses arising from the bankruptcy or insolvency of Gallaher and other defenses expressly waived hereby.
3.	Changes in Obligation, Collateral therefore and Agreements Relating thereto; Waiver of Certain Notices. The Guarantor agrees that the Guaranteed Party may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, agree to amendments or variations to the Agreement, extend the time of payment of, exchange or surrender any collateral for, or renew the Obligation, and may also make any agreement with Gallaher for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Gallaher, without in any way impairing or affecting this Guarantee. The Guarantor waives notice of the acceptance of this Guarantee and of the Obligation.
4.	Subrogation. Upon payment of the Obligation in full (but not otherwise), the Guarantor shall be subrogated to the rights of the Guaranteed Party against Gallaher with respect to such Obligation, and the Guaranteed Party agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.
5.	No Waiver; Cumulative Rights. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.
     6. Representations and Warranties. The Guarantor hereby represents and warrants that:
a)	the Guarantor has full corporate power to execute, deliver and perform this Guarantee;

b)	the execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor’s certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor; and

c)	this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws of affecting creditors’ rights generally.
7.	Notices. All notices, requests, demands, or other communications sent under this Guarantee by one party to the other party are to be sent by overnight courier or facsimile addressed to the party at the addresses or facsimile number set forth below or to such other address or number as a party has designated by written notice given to the other party. All notices are effective when received. The parties agree that service of any process, summons, notice or documents in compliance with this Section 7 shall be effective service of process for any action, suit or proceeding brought against a party in any court. Absent a notice designating another address or facsimile number, the addresses and facsimile numbers shall be as follows:

If to Guarantor, to:
JT International Holding B.V.
Vreelandsweg 46
1216 CH Hilversum
The Netherlands
Attention: Chief Financial Officer
Fax: +31 35 622 2890
With a copy to:
JT International S.A.
1, Rue de la Gabelle
1211 Geneva 26
Switzerland
Attention: Senior Vice President Legal Regulatory Affairs and Compliance
Fax: +41 22 703 0604
If to Guaranteed Party, to:
R. J. Reynolds Tobacco C. V.
Atrium Building 5th Floor
Strawinskylaan 3501
1077 ZX Amsterdam
The Netherlands
Fax: +31 (20) 710 5001
With a copy to:
Reynolds American Inc.
401 N. Main Street
Winston-Salem, NC 27101
Attention: General Counsel
Fax: (336) 741-2998
8.	Amendment. This Guarantee will not be amended without the written consent of each of the parties hereto.
9.	Third Party Rights. No Person who is not a party to this Guarantee shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Guarantee.
10.	Whole Agreement.
a)	This Guarantee contains the entire understanding between the parties and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no agreements, arrangements, or understandings, oral or written, between and among the parties relating to the subject matter of this Guarantee that are not set forth or expressly referred to herein.

b)	Notwithstanding Section 10(a), each party acknowledges that it has not been induced to enter into this Guarantee by any representation or warranty other than those contained in this Guarantee and, having negotiated and freely entered into this Guarantee, agrees that it shall have no remedy in respect of any other such representation or warranty except in the case of fraud. Each party acknowledges that its legal advisers have explained to it the effect of this Section 10.
11.	Severability. If any provision of this Guarantee shall be held to be unlawful, the same shall be deemed to be deleted from this Guarantee, but this Guarantee shall remain in full force and effect as if the deleted provision had never been contained in it. The parties shall negotiate in good faith as to the terms of a mutually acceptable and satisfactory provision in place of any deleted provision, and if such terms shall be agreed, this Guarantee shall be amended accordingly.
12.	Successors and Assigns. The provisions of this Guarantee are binding upon, and inure to the benefit of, the parties and their respective successors and authorized assigns. None of the rights or obligations of either party may be assigned to any other person or entity except with the written consent of the other party (such consent not to be unreasonably withheld).
13.	Waivers. No waiver by either party of any of the provisions of this Guarantee will be effective unless explicitly set forth in writing and executed by that party. Any waiver by either party of a breach of this Guarantee will not operate or be construed as a waiver of any subsequent breach.
14.	Headings. The Section and other headings in this Guarantee are for convenience of reference only and are not to affect its meaning, interpretation or construction.
15.	Counterparts. This Guarantee and any amendment may be executed in multiple counterparts, each of which is an original and all of which constitute one agreement or amendment, as the case may be, notwithstanding that each of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined, and the signature of any party to any counterpart is a signature to and may be appended to any other counterpart.
16.	Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of England.
17.	Resolution of Disputes. Any dispute arising out of or in connection with, or concerning the carrying into effect of, this Guarantee shall be referred to and finally resolved by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force (which Rules are deemed to be incorporated by reference into this Section 17). The number of arbitrators shall be three. One arbitrator shall be appointed by each of the Guaranteed Party and the Guarantor and the two arbitrators so appointed shall appoint the third arbitrator. In the event that the two arbitrators fail to agree on the identify of the third arbitrator, such arbitrator shall be appointed by the International Court of Arbitration of the International Chamber of Commerce. The seat, or legal place, of the arbitration shall be Dublin, Ireland. The language to be used in the arbitral proceedings shall be English and the award will be made in English.
IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor to the Guaranteed Party as of the date first above written.
JT INTERNATIONAL HOLDING B.V.

By:	/s/ Pierre de Labouchére	By:	/s/ Yasushi Shingai

Name:	Pierre de Labouchére	Name:	Yasushi Shingai

Title:	Director	Title:	Director

Accepted and Agreed:
R. J. REYNOLDS TOBACCO C.V.
By: R. J. REYNOLDS GLOBAL PRODUCTS, INC., Its General Partner

By:	/s/ McDara P. Folan, III

Name:	McDara P. Folan, III

Title:	Director and Secretary